Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Senior Vice President
(617) 796-8230

The RMR Group Inc. Announces Fourth Quarter and
Fiscal Year 2019 Results
Net Income Attributable to The RMR Group Inc. of $0.51 Per Diluted Share and Adjusted Net Income Attributable to The RMR Group Inc. of $0.59 Per Diluted Share
Gross Assets Under Management of $32.8 Billion at Fiscal Year End, a $2.7 Billion Increase from Last Year
_____________________________________________________________________________
Newton, MA (November 22, 2019). The RMR Group Inc. (Nasdaq: RMR) today announced its financial results for the fiscal quarter and fiscal year ended September 30, 2019.
Adam Portnoy, President and Chief Executive Officer, made the following statement regarding the fourth quarter fiscal 2019 results:
“In the fiscal fourth quarter, we generated net income of $18.9 million, Adjusted EBITDA of $28.6 million, a sequential quarter increase of 8.0%, Operating Margin of 46.1% and Adjusted EBITDA Margin of 60.2%, a sequential quarter increase of 360 basis points. Adjusted EBITDA Margin of 60.2% represents our highest Adjusted EBITDA Margin level since becoming a public company, reflecting sequential quarter revenue growth and the related impact of economies of scale across our platform.
In late September, Service Properties Trust completed its acquisition of a large portfolio of net leased retail properties from Spirit MTA REIT, or SMTA, for $2.4 billion. We continue to expect this acquisition will result in approximately $12 million in incremental annual service revenues on a run-rate basis after planned strategic dispositions within the acquired portfolio.
Additionally, we made significant progress on repositioning efforts at our Client Companies. Since beginning their repositioning efforts, Office Properties Income Trust has sold or has under agreement to sell $731.5 million of properties and Senior Housing Properties Trust has sold or has under agreement to sell approximately $564 million of properties.
We ended the fiscal year with $358.4 million of cash and no debt. In October, we increased the quarterly dividend by 8.6% to $0.38 per quarter and we continue to explore strategic opportunities for growth.”

Fourth Quarter Fiscal 2019 Highlights:

•
As of September 30, 2019, The RMR Group Inc. had $32.8 billion of gross assets under management compared to gross assets under management of $30.1 billion as of September 30, 2018. Fee paying assets under management was $26.0 billion on September 30, 2019 compared to $28.0 billion on September 30, 2018.

•	Total management and advisory services revenues for the quarter ended September 30, 2019 were $45.2 million, compared to $50.0 million for the quarter ended September 30, 2018.

•	The RMR Group Inc. earned management services revenues from the following sources (dollars in thousands):

	Three Months Ended September 30,
	2019		2018
Managed Equity REITs (1)	$36,342	82.0%	$41,032	83.5%
Managed Operators (2)	6,624	14.9%	6,903	14.0%
Other	1,380	3.1%	1,202	2.5%
Total	$44,346	100.0%	$49,137	100.0%

(1)
Managed Equity REITs for the periods presented includes: Industrial Logistics Properties Trust (ILPT), Office Properties Income Trust (OPI), Select Income REIT (SIR), until its merger with OPI on December 31, 2018, Senior Housing Properties Trust (SNH) and Service Properties Trust (SVC) (formerly known as Hospitality Properties Trust).

(2)	Managed Operators collectively refers to: Five Star Senior Living Inc. (FVE), Sonesta International Hotels Corporation (Sonesta) and TravelCenters of America Inc. (TA).

•
For the three months ended September 30, 2019, net income was $18.9 million and net income attributable to The RMR Group Inc. was $8.4 million, or $0.51 per diluted share, compared to net income of $19.0 million and net income attributable to The RMR Group Inc. of $8.2 million, or $0.50 per diluted share, for the three months ended September 30, 2018.

•
For the three months ended September 30, 2019, adjusted net income attributable to The RMR Group Inc. was $9.6 million, or $0.59 per diluted share, compared to $9.9 million, or $0.61 per diluted share, for the three months ended September 30, 2018. The adjustments to net income attributable to The RMR Group Inc. this quarter included $0.7 million, or $0.04 per diluted share, of unrealized losses on an equity method investment accounted for under the fair value option, $0.4 million, or $0.03 per diluted share, related to certain compensation adjustments, net of reimbursements and $0.2 million, or $0.01 per diluted share, of transaction and acquisition related costs.

•
For the three months ended September 30, 2019, Adjusted EBITDA was $28.6 million, Operating Margin was 46.1% and Adjusted EBITDA Margin was 60.2%, compared to Adjusted EBITDA of $31.2 million, Operating Margin of 50.6% and Adjusted EBITDA Margin of 59.7% for the three months ended September 30, 2018.

•
On December 22, 2017, the U.S government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act, or the Tax Act. The Tax Act significantly revised the U.S. corporate income tax system by, among other things, lowering corporate income tax rates. Since The RMR Group Inc. has a September 30 fiscal year end, its corporate income tax rates were phased in for its 2018 fiscal year, resulting in a federal statutory tax rate of approximately 24.5% for the fiscal year 2018. The federal statutory tax rate for fiscal year 2019 was 21.0%.

•
As of September 30, 2019, The RMR Group Inc. had $358.4 million in cash and cash equivalents with no outstanding debt obligations. Cash and cash equivalents as of September 30, 2019 reflect the payment of annual cash bonuses to officers and employees during the fiscal fourth quarter.

Reconciliations to GAAP:
Adjusted net income attributable to The RMR Group Inc., EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The GAAP financial measure that is most directly comparable to EBITDA and Adjusted EBITDA is net income, while the GAAP financial measure that is most directly comparable to Adjusted EBITDA Margin is Operating Margin, which represents operating income divided by total management and advisory services revenues. Reconciliations of net income attributable to The RMR Group Inc. determined in accordance with GAAP to adjusted net income attributable to The RMR Group Inc., and of net income to EBITDA and Adjusted EBITDA as well as calculations of Operating Margin and Adjusted EBITDA Margin for each of the three months ended September 30, 2019 and 2018 are presented later in this press release.
Assets Under Management:
The calculation of gross assets under management, or gross AUM, primarily includes: (i) the gross book value of real estate and related assets, excluding depreciation, amortization, impairment charges or other non-cash reserves, of the Managed Equity REITs and ABP Trust, plus (ii) the gross book value of real estate assets, property and equipment of the Managed Operators, excluding depreciation, amortization, impairment charges or other non-cash reserves, plus (iii) the fair value of investments of Affiliates Insurance Company and the RMR Office Property Fund LP, the managed assets of RMR Real Estate Income Fund and the equity of Tremont Mortgage Trust. This calculation of gross AUM may include amounts that are higher than the calculations of assets under management used for purposes of calculating fees under the terms of the business management agreements.
The calculation of fee paying assets under management, or fee paying AUM, refers to the fact that base business management fees payable to The RMR Group LLC by the Managed Equity REITs are calculated monthly based upon the lower of the average historical cost of each entity's real estate assets and its average market capitalization. Management fees payable to The RMR Group LLC by other Client Companies are generally calculated as a percentage of revenues earned, average daily managed assets, equity, net asset value or total premiums paid under active insurance policies in accordance with the applicable management agreement.
All references in this press release to assets under management on, or as of, a date are calculated at a point in time.
For additional information on the calculation of assets under management for purposes of the fee provisions of the business management agreements, see The RMR Group Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC. The RMR Group Inc.’s SEC filings are available at the SEC website: www.sec.gov.
Conference Call:
At 2:00 p.m. Eastern Time this afternoon, President and Chief Executive Officer, Adam Portnoy, and Executive Vice President, Chief Financial Officer and Treasurer, Matt Jordan, will host a conference call to discuss The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2019 financial results.
The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Friday, November 29, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10134926.
A live audio webcast of the conference call will also be available in a listen only mode on The RMR Group Inc.’s website, at www.rmrgroup.com. Participants wanting to access the webcast should visit The RMR Group Inc.’s website about five minutes before the call. The archived webcast will be available for replay on The RMR Group Inc.’s website following the call for about one week. The transcription, recording and retransmission in any way of The RMR Group Inc.’s fiscal fourth quarter ended September 30, 2019 financial results conference call are strictly prohibited without the prior written consent of The RMR Group Inc.
About The RMR Group Inc.
The RMR Group Inc. is a holding company, and substantially all of its business is conducted by its majority-owned subsidiary, The RMR Group LLC. The RMR Group LLC is an alternative asset management company that primarily provides management services to publicly traded REITs and real estate operating companies. As of September 30, 2019, The RMR Group LLC had $32.8 billion of real estate assets under management, including over 2,200 properties, and employed approximately 600 real estate professionals in more than 30 offices throughout the United States; and the companies managed by The RMR Group LLC collectively had nearly 50,000 employees. The RMR Group Inc. is headquartered in Newton, Massachusetts.

The RMR Group Inc.
Consolidated Statements of Income
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Revenues:
Management services(1)	$44,346	$49,137	$178,075	$191,594
Incentive business management fees	—	—	120,094	155,881
Advisory services	824	860	3,169	4,352
Total management and advisory services revenues	45,170	49,997	301,338	351,827
Reimbursable compensation and benefits	16,622	15,076	57,490	53,152
Other client company reimbursable expenses(2)	97,452	—	354,540	—
Total reimbursable costs	114,074	15,076	412,030	53,152
Total revenues	159,244	65,073	713,368	404,979

Expenses:
Compensation and benefits	29,006	25,887	114,529	108,763
Equity based compensation(3)	4,691	4,621	9,040	10,423
Separation costs	—	1,372	7,050	3,730
Total compensation and benefits expense	33,697	31,880	130,619	122,916
General and administrative	6,594	6,868	28,706	27,149
Other client company reimbursable expenses(2)	97,452	—	354,540	—
Transaction and acquisition related costs	425	780	698	1,697
Depreciation and amortization	255	252	1,017	1,248
Total expenses	138,423	39,780	515,580	153,010
Operating income	20,821	25,293	197,788	251,969
Interest and other income	2,368	1,463	8,770	4,546
Tax receivable agreement remeasurement	—	—	—	24,710
Impairment loss on Tremont Mortgage Trust investment	—	(4,359)	(6,213)	(4,359)
Equity in earnings (losses) of investees	401	(10)	719	(578)
Unrealized loss on equity method investment accounted for under the fair value option	(1,722)	—	(4,700)	—
Income before income tax expense	21,868	22,387	196,364	276,288
Income tax expense	(2,985)	(3,376)	(27,320)	(58,862)
Net income	18,883	19,011	169,044	217,426
Net income attributable to noncontrolling interest	(10,529)	(10,827)	(94,464)	(121,385)
Net income attributable to The RMR Group Inc.	$8,354	$8,184	$74,580	$96,041

Weighted average common shares outstanding - basic	16,149	16,094	16,132	16,077
Weighted average common shares outstanding - diluted	16,149	16,144	16,143	16,120

Net income attributable to The RMR Group Inc. per common share - basic(4)	$0.51	$0.51	$4.59	$5.94
Net income attributable to The RMR Group Inc. per common share - diluted(4)	$0.51	$0.50	$4.59	$5.92

See Notes on pages 6 and 7.

The RMR Group Inc.
Notes to Consolidated Statements of Income
(dollars in thousands)
(unaudited)

(1)
Includes business management fees earned from the Managed Equity REITs monthly based upon the lower of (i) the average historical cost of each REIT’s properties and (ii) each REIT’s average market capitalization. The following table presents a summary of each Managed Equity REIT’s primary strategy and the lesser of the historical cost of its assets under management and its market capitalization as of September 30, 2019 and 2018, as applicable:

		Lesser of Historical Cost of Assets
		Under Management or
		Total Market Capitalization(a)
		As of September 30,
REIT	Primary Strategy	2019	2018
ILPT	Industrial and logistics properties	$2,530,811	$1,547,219
OPI	Office properties primarily leased to single tenants, including the government (b)	4,074,202	3,277,442
SIR	Office properties primarily leased to single tenants (b)	—	3,445,824
SNH	Senior living, medical office and life science properties	5,889,907	7,915,213
SVC	Hotels and net lease service and necessity-based retail properties	10,784,131	8,935,518
		$23,279,051	$25,121,216

(a)
The basis on which base business management fees are calculated for the three months and fiscal years ended September 30, 2019 and 2018 may differ from the basis at the end of the periods presented in the table above. As of September 30, 2019, the market capitalization was lower than the historical costs of assets under management for OPI, SNH and SVC; the historical costs of assets under management for OPI, SNH and SVC as of September 30, 2019, were $6,114,931, $8,670,173 and $12,787,009, respectively. For ILPT, the historical costs of assets under management were lower than their market capitalization of $2,790,848 as of September 30, 2019.

(b)	SIR merged with and into OPI (formerly named Government Properties Income Trust) on December 31, 2018 with OPI continuing as the surviving entity.

(2)
Reflects the prospective adoption of Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers, which has been codified as Accounting Standard Codification, or ASC, 606, effective October 1, 2018. Under ASC 606, beginning October 1, 2018, The RMR Group Inc. accounts for the costs of services provided by third parties to its Client Companies, and the related reimbursement, on a gross basis.

(3)
Equity based compensation expense for the three months ended September 30, 2019 consists of $1,183 related to shares granted by The RMR Group Inc. to certain of its officers and employees and $3,508 related to Client Companies' shares granted to certain of The RMR Group Inc.’s officers and employees.

Expense related to shares granted by The RMR Group Inc. is based on the market value on the date of grant, with the aggregate value of the shares granted amortized over the applicable vesting period. Shares issued each September vest in five equal, consecutive annual installments, with the first installment vesting on the date of grant. During the three months ended September 30, 2019, The RMR Group Inc. granted 77,900 shares to certain of its officers and employees. As of September 30, 2019, The RMR Group Inc. had 126,160 unvested shares outstanding which are scheduled to vest as follows:

	Number of	Weighted Average
Year	Shares Vesting	Grant Date Fair Value
2020	49,890	$58.86
2021	34,900	$61.65
2022	25,790	$65.39
2023	15,580	$45.99

The RMR Group Inc.
Notes to Consolidated Statements of Income (Continued)
(amounts in thousands, except per share amounts)
(unaudited)

(4)	The RMR Group Inc. calculates earnings per share using the two-class method as calculated below:

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Basic EPS
Numerator:
Net income attributable to The RMR Group Inc.	$8,354	$8,184	$74,580	$96,041
Income attributable to unvested participating securities	(50)	(46)	(482)	(564)
Net income attributable to The RMR Group Inc. used in calculating basic EPS	$8,304	$8,138	$74,098	$95,477
Denominator:
Weighted average common shares outstanding - basic	16,149	16,094	16,132	16,077
Net income attributable to The RMR Group Inc. per common share - basic	$0.51	$0.51	$4.59	$5.94

Diluted EPS
Numerator:
Net income attributable to The RMR Group Inc.	$8,354	$8,184	$74,580	$96,041
Income attributable to unvested participating securities	(50)	(46)	(482)	(564)
Net income attributable to The RMR Group Inc. used in calculating diluted EPS	$8,304	$8,138	$74,098	$95,477
Denominator:
Weighted average common shares outstanding - basic	16,149	16,094	16,132	16,077
Dilutive effect of incremental unvested shares (a)	—	50	11	43
Weighted average common shares outstanding - diluted	16,149	16,144	16,143	16,120
Net income attributable to The RMR Group Inc. per common share - diluted	$0.51	$0.50	$4.59	$5.92

(a)	For the three months ended September 30, 2019, incremental unvested common shares were antidilutive.

The RMR Group Inc.
Reconciliation of Adjusted Net Income Attributable to The RMR Group Inc. from
Net Income Attributable to The RMR Group Inc.
(dollars in thousands, except per share amounts)
(unaudited)

The RMR Group Inc. is providing the reconciliation below and information regarding certain individually significant items occurring or impacting its financial results for the three months ended September 30, 2019 and 2018 for supplemental informational purposes in order to enhance the understanding of The RMR Group Inc.’s consolidated statements of income and to facilitate a comparison of The RMR Group Inc.’s current operating performance with its historical operating performance. This information should be considered in conjunction with net income, net income attributable to The RMR Group Inc. and operating income as presented in The RMR Group Inc.’s consolidated statements of income.

	Three Months Ended September 30, 2019
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,354	$0.51
Unrealized loss on equity method investment accounted for under the fair value option (1)	662	0.04
Certain compensation adjustments, net of reimbursements (2)	371	0.03
Transaction and acquisition related costs (3)	163	0.01
Adjusted net income attributable to The RMR Group Inc.	$9,550	$0.59

(1)
Includes $1,722 in unrealized losses on The RMR Group Inc.’s investment in TA common shares, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.

(2)
Includes $966 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.

(3)	Includes $425 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 13.7%.

	Three Months Ended September 30, 2018
	Impact on Net Income Attributable to The RMR Group Inc.	Impact on Net Income Attributable to The RMR Group Inc. Per Common Share - Diluted
Net income attributable to The RMR Group Inc.	$8,184	$0.50
Impairment loss on Tremont Mortgage Trust investment (1)	1,608	0.10
Certain compensation adjustments, net of reimbursements (2)	(682)	(0.04)
Separation costs (3)	506	0.03
Transaction and acquisition related costs (4)	288	0.02
Adjusted net income attributable to The RMR Group Inc.	$9,904	$0.61

(1)
Includes $4,359 in impairment losses on The RMR Group Inc.’s Tremont Mortgage Trust investment, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.1%.

(2)
Includes $1,847 of certain compensation adjustments related to annual bonus estimates, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.1%.

(3)	Includes $1,372 of separation costs adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.1%.

(4)	Includes $780 of transaction and acquisition related costs, adjusted to reflect amounts attributable to the noncontrolling interest and income tax expense at a rate of approximately 15.1%.

The RMR Group Inc.
Reconciliation of EBITDA and Adjusted EBITDA from Net Income and Calculation of Operating Margin and Adjusted EBITDA Margin (1)
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2019	2018	2019	2018
Reconciliation of EBITDA and Adjusted EBITDA from net income:
Net income	$18,883	$19,011	$169,044	$217,426
Plus: income tax expense	2,985	3,376	27,320	58,862
Plus: depreciation and amortization	255	252	1,017	1,248
EBITDA	22,123	22,639	197,381	277,536
Plus: other asset amortization	2,354	2,354	9,416	9,416
Plus: operating expenses paid in The RMR Group Inc.'s common shares	1,183	1,567	3,363	3,865
Plus: separation costs	—	1,372	7,050	3,730
Plus: transaction and acquisition related costs	425	780	698	1,697
Plus: business email compromise fraud costs	—	—	—	225
Plus: impairment loss on Tremont Mortgage Trust investment	—	4,359	6,213	4,359
Plus: unrealized loss on equity method investment accounted for under the fair value option	1,722	—	4,700	—
Less: certain compensation adjustments, net of reimbursements	966	(1,847)	—	—
Less: tax receivable agreement remeasurement due to the Tax Act	—	—	—	(24,710)
Less: incentive business management fees earned	—	—	(120,094)	(155,881)
Certain other net adjustments	(176)	10	(335)	87
Adjusted EBITDA	$28,597	$31,234	$108,392	$120,324

Calculation of Operating Margin:
Total management and advisory services revenues	$45,170	$49,997	$301,338	$351,827
Operating income	$20,821	$25,293	$197,788	$251,969
Operating Margin	46.1%	50.6%	65.6%	71.6%

Calculation of Adjusted EBITDA Margin:
Contractual management and advisory fees (excluding any incentive business management fees) (2)	$47,524	$52,351	$190,660	$205,362
Adjusted EBITDA	$28,597	$31,234	$108,392	$120,324
Adjusted EBITDA Margin	60.2%	59.7%	56.9%	58.6%

(1)
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures calculated as presented in the tables above. The RMR Group Inc. considers EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to be appropriate supplemental measures of its operating performance, along with net income, net income attributable to The RMR Group Inc., operating income and operating margin. The RMR Group Inc. believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because by excluding the effects of certain amounts, such as those outlined in the tables above, EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may facilitate a comparison of current operating performance with The RMR Group Inc.’s historical operating performance and with the performance of other asset management businesses. In addition, The RMR Group Inc. believes that providing Adjusted EBITDA Margin may help investors assess The RMR Group Inc.’s performance of its business by providing the margin that Adjusted EBITDA represents to its contractual management and advisory fees (excluding any incentive business management fees). EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, net income attributable to The RMR Group Inc., operating income or operating margin as an indicator of The RMR Group Inc.’s financial performance or as a measure of The RMR Group Inc.’s liquidity. Other asset management businesses may calculate EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin differently than The RMR Group Inc. does.

(2)
Contractual management and advisory fees are the base business management fees, property management fees and advisory fees The RMR Group Inc. or its subsidiaries earns pursuant to its management and investment advisory agreements with its client companies. These amounts are calculated pursuant to the contractual formulas and do not deduct other asset amortization of $2,354 for each of the three months ended September 30, 2019 and 2018 or $9,416 for each of the fiscal years ended September 30, 2019 and 2018, required to be recognized as a reduction to management services revenues in accordance with GAAP and do not include the incentive business management fees of $120,094 and $155,881 that The RMR Group Inc. recognized under GAAP during the fiscal years ended September 30, 2019 and 2018, respectively, which were earned for the calendar years 2018 and 2017, respectively.

The RMR Group Inc.
Consolidated Balance Sheets
(dollars in thousands, except per share amounts)
(unaudited)

	September 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$358,448	$256,848
Due from related parties	93,521	28,846
Prepaid and other current assets	12,888	10,392
Total current assets	464,857	296,086

Property and equipment, net	2,383	2,589
Due from related parties, net of current portion	9,238	8,183
Equity method investment	6,658	7,051
Equity method investment accounted for under the fair value option	3,682	—
Goodwill	1,859	1,859
Intangible assets, net of amortization	323	375
Deferred tax asset	25,729	25,726
Other assets, net of amortization	153,143	162,559
Total assets	$667,872	$504,428

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$98,029	$28,307
Total current liabilities	98,029	28,307

Long term portion of deferred rent payable, net of current portion	1,620	1,229
Amounts due pursuant to tax receivable agreement, net of current portion	29,950	32,048
Employer compensation liability, net of current portion	9,238	8,183
Total liabilities	138,837	69,767

Commitments and contingencies

Equity:
Class A common stock, $0.001 par value; 31,600,000 shares authorized; 15,302,710 and 15,229,957 shares issued and outstanding, respectively	15	15
Class B-1 common stock, $0.001 par value; 1,000,000 shares authorized, issued and outstanding	1	1
Class B-2 common stock, $0.001 par value; 15,000,000 shares authorized, issued and outstanding	15	15
Additional paid in capital	103,360	99,239
Retained earnings	257,457	182,877
Cumulative other comprehensive income	—	82
Cumulative common distributions	(72,194)	(49,467)
Total shareholders’ equity	288,654	232,762
Noncontrolling interest	240,381	201,899
Total equity	529,035	434,661
Total liabilities and equity	$667,872	$504,428

WARNING CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Forward-looking statements can be identified by use of words such as “outlook,” “believe,” “expect,” “potential,” “will,” “may,” “estimate,” “anticipate” and derivatives or negatives of such words or similar words. Forward-looking statements in this press release are based upon present beliefs or expectations. However, forward-looking statements and their implications are not guaranteed to occur and may not occur for various reasons, including some reasons beyond The RMR Group Inc.’s control. For example:

•
Mr. Portnoy states that in the fiscal fourth quarter, The RMR Group Inc. generated net income of $18.9 million, Adjusted EBITDA of $28.6 million, a sequential quarter increase of 8.0%, Operating Margin of 46.1% and Adjusted EBITDA Margin of 60.2%, a sequential quarter increase of 360 basis points. He also states that Adjusted EBITDA Margin of 60.2% represents The RMR Group Inc.’s highest Adjusted EBITDA Margin level since becoming a public company, reflecting sequential quarter revenue growth and the related impact of economies of scale across The RMR Group Inc.’s platform. These statements may imply that The RMR Group Inc.’s Adjusted EBITDA Margin and revenue may continue to increase in future periods and that The RMR Group Inc. may continue to benefit from economies of scale across its platform. However, The RMR Group Inc.’s business is subject to various risks, including risks outside its control. Accordingly, The RMR Group Inc. may not continue to benefit from economies of scale across its platform and its Adjusted EBITDA and Adjusted EBITDA Margin may not grow in future periods and could decline;

•
Mr. Portnoy also states that, in late September, SVC completed its acquisition of a large portfolio of net leased retail properties for $2.4 billion, which is expected to result in approximately $12 million in incremental annual management services revenues for The RMR Group Inc. on a run-rate basis after planned strategic dispositions within the acquired portfolio. The expected increase in annual management services revenues may not be realized at the amounts expected, or at all. Further, The RMR Group Inc. expects to incur additional costs to provide management services for these properties and those costs may limit or offset any increased fees it may earn;

•
Mr. Portnoy states that The RMR Group Inc. has made significant progress on repositioning efforts at its Client Companies. He also states that since beginning their repositioning efforts, OPI has sold or has under agreement to sell $731.5 million of properties and SNH has sold or has under agreement to sell approximately $564 million of properties. These statements may imply that the on-going repositioning efforts at OPI and SNH will be successful and that they will benefit those companies and The RMR Group Inc. as a result. However, the pending sales are subject to conditions and may not occur, may be delayed or their terms may change. In addition, the on-going repositioning efforts at the applicable Client Companies may not be successful and the fees The RMR Group Inc. earns from the Client Companies may decline or not meet expectations as a result; and

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Mr. Portnoy states that The RMR Group Inc. continues to explore strategic opportunities for growth. This statement may imply that The RMR Group Inc. will successfully explore and act upon strategic opportunities for future growth and that The RMR Group Inc.’s business will grow and that its operating performance and financial results will improve as a result. However, The RMR Group Inc. may not identify growth opportunities it wishes to pursue and any growth opportunities it may pursue may not be successful and may not result in The RMR Group Inc. improving its operating performance or its financial results, and The RMR Group Inc. may realize losses as a result.

The information contained in The RMR Group Inc.’s filings with the SEC, including under the caption “Risk Factors” in The RMR Group Inc.’s periodic reports, or incorporated therein, identifies important factors that could cause differences from the forward-looking statements in this press release. The RMR Group Inc.’s filings with the SEC are available on its website and at www.sec.gov.
Except as required by law, The RMR Group Inc. undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.
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